UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 10, 2021

COCA COLA CO
(Exact name of Registrant as specified in its charter)

Delaware		001-02217	58-0628465
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)
One Coca-Cola Plaza
Atlanta,	Georgia		30313
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.25 Par Value	KO	New York Stock Exchange
Floating Rate Notes Due 2021	KO21C	New York Stock Exchange
0.75% Notes Due 2023	KO23B	New York Stock Exchange
0.500% Notes Due 2024	KO24	New York Stock Exchange
1.875% Notes Due 2026	KO26	New York Stock Exchange
0.750% Notes Due 2026	KO26C	New York Stock Exchange
1.125% Notes Due 2027	KO27	New York Stock Exchange
0.125% Notes Due 2029	KO29A	New York Stock Exchange
1.250% Notes Due 2031	KO31	New York Stock Exchange
0.375% Notes Due 2033	KO33	New York Stock Exchange
1.625% Notes Due 2035	KO35	New York Stock Exchange
1.100% Notes Due 2036	KO36	New York Stock Exchange
0.800% Notes Due 2040	KO40B	New York Stock Exchange
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 2.02.     Results of Operations and Financial Condition.
Attached as Exhibit 99.1 is a copy of a press release of The Coca-Cola Company (the "Company"), dated February 10, 2021, reporting the Company's financial results for the fourth quarter and full year 2020. The information in this Item 2.02, including the Exhibit 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 8.01. Other Events.
Attached as Exhibit 99.2 is an update to the information regarding tax audits that was included in Note 8: Commitments and Contingencies of Notes to Condensed Consolidated Financial Statements in the Company's Quarterly Report on Form 10-Q for the quarter ended September 25, 2020, filed on October 22, 2020 (the "Form 10-Q") and incorporated by reference herein.
The Company is also providing the following updates to the Risk Factors set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated by the Form 10-Q:
Increases in income tax rates, changes in income tax laws or the unfavorable resolution of tax matters could have a material adverse impact on our financial results.
We are subject to income tax in the United States and numerous other jurisdictions in which we generate profits. Our overall effective income tax rate is a function of applicable local tax rates and the geographic mix of our income before taxes, which is itself impacted by currency movements. Consequently, the isolated or combined effects of unfavorable movements in tax rates, geographic mix, or foreign exchange rates could reduce our after-tax income. Our annual tax rate is based on our income and the tax laws in the various jurisdictions in which we operate including the impact of applicable income tax treaties. Significant judgment is required in determining our annual income tax expense and in evaluating our tax positions. Although we believe our tax estimates are reasonable, the final determination of tax audits and any related disputes could be materially different from our historical income tax provisions and accruals. The results of audits or related disputes could have a material adverse effect on our financial statements for the period or periods for which the applicable final determinations are made and for periods for which the statute of limitations is open.
For instance, the United States Internal Revenue Service ("IRS") is seeking to increase our U.S. taxable income for tax years 2007 through 2009 by an amount that creates a potential additional U.S. federal income tax liability of approximately $3.3 billion for that period, plus interest. The Company firmly believes that the IRS' claims are without merit and is pursuing, and will continue to pursue, all available administrative and judicial remedies necessary to vigorously defend its position. On November 18, 2020, the U.S. Tax Court issued an opinion (the "Opinion") predominantly siding with the IRS. Although the Company disagrees with the unfavorable portions of the Opinion and intends to vigorously defend its position, considering all avenues of appeal, there is no assurance that the courts will ultimately rule in the Company's favor. It is therefore possible that all or some of the unfavorable portions of the Opinion could ultimately be upheld. In that event, the Company would be subject to significant additional liabilities for the years at issue and potentially also for the subsequent years if the unfavorable portions of the Opinion were to be applied to the foreign licensees covered within the scope of the Opinion. Moreover, the IRS could successfully appeal the portions of the Opinion that are favorable to the Company and/or assert new claims for additional tax relating to the subsequent years by broadening the scope to cover additional foreign licensees. These adjustments could have a material adverse impact on the Company's financial position, results of operations, and cash flows. Any such adjustments related to years prior to 2018, either in the litigation period or thereafter, may have an impact on the transition tax payable as part of the Tax Cuts and Jobs Act of 2017.

Item 9.01(d).    Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release of The Coca-Cola Company, dated February 10, 2021, reporting The Coca-Cola Company's financial results for the fourth quarter and full year 2020.
Exhibit 99.2
Update to Note 8: Commitments and Contingencies of Notes to Condensed Consolidated Financial Statements in The Coca-Cola Company's Quarterly Report on Form 10-Q for the period ended September 25, 2020.

Exhibit 104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE COCA-COLA COMPANY (REGISTRANT)

Date: February 10, 2021	By:	/s/ MARK RANDAZZA
Mark Randazza Vice President, Assistant Controller and Chief Accounting Officer